Exhibit 99.1


 AMERICAN TELECASTING, INC.


 FOR IMMEDIATE RELEASE         Contact:
                               David K. Sentman
                               Senior Vice President and
                                 Chief Financial Officer
                               American Telecasting, Inc.
                               Tel. (719) 260-5533


                     AMERICAN TELECASTING STOCKHOLDERS
                         APPROVE MERGER WITH SPRINT


      Colorado Springs, Colorado, June 25, 1999.   American Telecasting,
 Inc. ("ATI") (OTC Bulletin Board: ATEL) announced today that stockholders of ATI approved ATI's proposed acquisition by Sprint Corporation at ATI's Special Meeting on Friday, June 25, 1999. Such stockholder approval was one of the conditions to the proposed acquisition. Completion of the proposed acquisition remains subject to the grant of applications from the Federal Communications Commission ("FCC") approving the transfer of control
 of FCC authorizations.   The proposed acquisition was initially announced
 on April 27, 1999.

                              * * * * *

      American Telecasting, Inc. is one of the largest operators of wireless cable television systems in the United States, serving approximately 102,400 video subscribers in 32 markets as of March 31, 1999. ATI also provides commercial high-speed Internet access in three markets and is a leader in testing MDS wireless broadband access services. ATI's wireless services use microwave frequencies licensed by the FCC.



 5575 Tech Center Drive, Suite 300     Colorado Springs, CO 80919
 Telephone (719) 260 -5533      Fax (719) 260 - 5010